U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Oi2Go Media Technologies, Inc.
(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

7343 W. Sand Lake Road

Unit 311

Orlando, FL 32819

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Jillian Sidoti

Trowbridge Sidoti

38730 Sky Canyon Drive – Ste A

Murrieta, CA 92563

(323) 799-1342

jillian@crowdfundinglawyers.net

(Name, address, including zip code, and telephone number, including area code, of agent for service)

7841	82-2312381
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

 PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated ___________________, 2018

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Oi2Go Media Technologies, Inc.

7343 W. Sand Lake Road – Unit 311

Orlando, FL 32819

5,000,000 Shares of Non-Voting Common Stock at $10.00 per Share

Minimum Investment: 25 Shares ($250.00)

Maximum Offering: $50,000,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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PLEASE REVIEW ALL RISK FACTORS ON PAGE 13BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$250.00	0	$250.00	None
Maximum Offering	$50,000,000.00	0	$50,000,000	None

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(1) The Company intends to enter into a broker-dealer agreement with a registered FINRA for the administration of this Offering. The Company has not entered into any such agreement as of the date of this Offering. See “PLAN OF DISTRIBUTION.”

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $500,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to broker-dealers or technology providers. If the Company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Non-Voting Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Oi2Go Media Technologies, Inc., a Florida Corporation (“Oi2Go” or the “Company”). There are 5,000,000 Shares being offered at a price of $10.00 per Share with a minimum purchase of 25 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $50,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) unless sooner terminated by the Company’s CEO. Funds shall be deposited in a Company account. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular.

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THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Non-Voting Common Stock
Price Per Share:	$10.00
Minimum Investment:	$250.00 per investor (25 Shares of Non-Voting Common Stock)
Maximum Offering:	$50,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	5,000,000 Shares of Non-Voting Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 36 herein.
Voting Rights:	The Shares have no voting rights. See the description of the voting rights all the Company’s other classes of stock on page 67 herein.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.
Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

The Offering

Voting Common Stock Outstanding (1)	0 Shares
Non-Voting Common Stock in this Offering (2)	5,000,000 Shares
Non-Voting Common Stock Outstanding	0 Shares
Total Stock to be outstanding after the offering (3)	5,000,000 Shares

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1. There are 2 classes of stock in the Company at present: Non-Voting Common Stock and Voting Common Stock. To date, only 17 shares of Voting Stock have been issued to our CEO in exchange for $170 cash. It is expected that additional shares will be issued to various officers, directors, and other third-party services providers. There is currently no agreement for this issuance. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “Securities Being Offered” on page 67 below.

As of the date of this Offering Circular, the Company is controlled by one shareholder, our CEO.

Shares cannot have been issued for services because these shares were issued for cash. Also, the financial statements show we issued 17 shares, not 10 shares.

2. The total number of Shares of Non-Voting Common Stock (5,000,000) assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

The Company plans to begin the proposed sale within two (2) calendar days after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The Company will provide final pricing information in a final Offering Circular or supplemental Preliminary Offering Circular. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

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RISK FACTORS

The purchase of the Company’s Non-Voting Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

We have a limited operating history and a history of net losses, and we anticipate that we will experience net losses for the foreseeable future.

You should consider our business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development. We have experienced significant net losses since our inception, and given the significant operating and capital expenditures associated with our business plan, we anticipate continuing net losses for the foreseeable future. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase such profitability. To achieve and sustain profitability, we must accomplish numerous objectives, including substantially increasing the number of paying subscribers to our service and finding sponsors to purchase ads on our website and during our broadcasts. We cannot assure you that we will be able to achieve these objectives.

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If our efforts to attract subscribers or sponsors are not successful, our revenues will be affected adversely.

We must continue to attract and retain subscribers. To succeed, we must continue to attract a large number of subscribers who use and continue to use subscription services such as Amazon, Netflix, Hulu, and Vudu; free services such as YouTube; pay cable channels, such as HBO and Showtime, and pay-per-view and video-on-demand, or streaming services, for in-home filmed entertainment. Our ability to attract and retain subscribers will depend in part on our ability to consistently provide our subscribers a high-quality experience for selecting, receiving, and viewing titles. If consumers do not perceive our service offering to be of high quality, or if we introduce new services that are not favorably received by them, we may not be able to attract or retain subscribers. In addition, many of our new subscribers originate from word-of-mouth advertising and referrals from existing subscribers. If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract new subscribers, and as a result, our revenue will be affected adversely.

We also intend to continue selling advertising and sponsorships for our programs and website. Although we anticipate that our expenses for advertising and sponsorships will not exceed our revenue from the advertising and sponsorships, it is a vital revenue stream for our business. The inability to procure advertisers and sponsors, and generate the related revenue could adversely affect our profits.

If we are not able to manage our growth, our business could be affected adversely.

We intend to grow rapidly once we are fully operational. We anticipate that expansion of our operations will be required to address any significant growth in our subscriber base and take advantage of favorable market opportunities. Any future expansion will likely place significant demands on our managerial, operational, administrative and financial resources. If we are not able to respond effectively to new or increased demands that arise because of our growth, or, if in responding, our management is materially distracted from our current operations, our business may be affected adversely. In addition, if we do not have sufficient breadth and depth of the titles necessary to satisfy increased demand arising from growth in our subscriber base, our subscriber satisfaction may be affected adversely.

If we offer our service outside the United States, we will need to focus substantial resources to handle operations in a foreign environment, including addressing issues related to foreign labor markets and the regulatory environments. As a result, our managerial, operational, administrative and financial resources may be strained. Any international expansion may not achieve the subscriber acquisition or operating results anticipated by us at the time we determine to expand our operations internationally.

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If we experience excessive rates of subscriber churn, our revenues and business will be harmed.

We must minimize the rate of loss of existing subscribers while adding new subscribers. Average churn is related to the average age of our subscriber base. In periods of rapid subscriber growth, we believe that our average churn is likely to increase. In periods of slow subscriber growth, we believe that our average churn is likely to decrease. Our brief operating history leads us to believe that subscriber duration with the service is a leading indicator of subscriber churn, which we also believe decreases with age of service. Subscribers may cancel their subscriptions to our service for many reasons, including a perception that they do not use the service frequently, the service is a poor value and customer service issues are not satisfactorily resolved on a timely basis. We must continually add new subscribers both to replace subscribers who cancel their subscriptions and to continue to grow our business beyond our current subscriber base. If too many of our subscribers cancel our service, or if we are unable to attract new subscribers in sufficient numbers to grow our business, our operating results will be adversely affected. Further, if an excessive number of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate to replace these subscribers with new subscribers.

Our operating results are expected to be difficult to predict based on a number of factors that also will affect our long-term performance.

We expect our operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside our control and difficult to predict. As a result, period-to-period comparisons of our operating results may not be a good indicator of our future or long-term performance. The following factors may affect us from period-to-period and may affect our long-term performance:

•	our ability to manage our fulfillment processes to handle significant increases in the number of subscribers and subscriber selections;

•	our ability to improve or maintain gross margins in our business;

•	changes by our competitors to their product and service offerings;

•	price competition;

•	our ability to maintain an adequate breadth and depth of titles;

•	our ability to maintain, upgrade and develop our website, and our internal computer systems;

•	fluctuations in the use of the Internet for the purchase of consumer goods and services such as those offered by us;

•	technical difficulties, system downtime or Internet disruptions;

•	our ability to attract new and qualified personnel in a timely and effective manner and retain existing personnel;

•	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

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•	our ability to effectively manage the development of new business segments and markets;

•	our ability to maintain and develop new and existing marketing relationships;

•	our ability to successfully manage the integration of operations and technology resulting from acquisitions;

•	governmental regulation and taxation policies; and

•	general economic conditions and economic conditions specific to the Internet, online commerce and the movie and television industries.

If our efforts to build strong brand identity, and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results will be affected adversely.

Oi2Go Media Technologies, Inc. is relatively new and it's new to a young audience. We must continue to build strong brand identity. To succeed, we must continue to attract and retain a large number of those interested in our type of entertainment and persuade them to subscribe to our service through our website. We may be required to incur significantly higher advertising and promotional expenditures than we currently anticipate to attract large numbers of new subscribers. We believe that the importance of brand loyalty will increase with a proliferation of subscription services and other means of distributing titles, such as VOD. If our branding efforts are not successful, our operating results and our ability to attract and retain subscribers will be affected adversely.

If we are unable to offset increased demand for titles with increased subscriber retention or operating margins, our operating results may be affected adversely.

If our subscriber retention does not increase or our operating margins do not improve to an extent necessary to offset the effect of increased operating costs, our operating results will be adversely affected.

In addition, subscriber demand for titles may increase for a variety of other reasons beyond our control, including promotion by studios and seasonal variations in movie watching. Our subscriber growth and retention may be affected adversely if we attempt to increase our monthly subscription fees to offset any increased costs of acquiring or delivering titles.

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If we are unable to compete effectively, our business will be affected adversely.

The market for in-home filmed entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home filmed entertainment providers and can easily shift spending from one provider to another. For example, consumers may subscribe to HBO, subscribe to Hulu, subscribe to Starz, subscribe to any other number of streaming and VOD providers, buy a DVD from WalMart and subscribe to Netflix, or some combination thereof, all in the same month. Competitors may be able to launch new businesses at relatively low cost. Streaming and VOD represents only one of many existing and potential new technologies for viewing filmed entertainment. In addition, the growth in adoption of streaming and VOD technology is not mutually exclusive from the growth of other technologies. If we are unable to successfully compete with current and new competitors and technologies, we may not be able to achieve adequate market share, increase our revenues, or achieve and maintain profitability. Our principal competitors include, or could include:

•	movie retail stores, such as Best Buy, Wal-Mart and Amazon.com;

•	subscription entertainment services, such as Amazon.com, Hulu, Netflix, HBO and Showtime;

•	pay-per-view and video-on-demand services;

•	Free streaming services such as Facebook Live and YouTube;

•	Internet movie providers;

•	cable providers, such as Time Warner and Spectrum; and

•	direct broadcast satellite providers, such as DirectTV and DishNetwork.

Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Some of our competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to their marketing, website and systems development than we do. The rapid growth of our online entertainment subscription business since our inception may attract direct competition from larger companies with significantly greater financial resources and national brand recognition. Increased competition may result in reduced operating margins, loss of market share and reduced revenues. In addition, our competitors may form or extend strategic alliances with studios and distributors that could affect adversely our ability to obtain filmed entertainment on favorable terms.

If we fail to maintain or adequately replace our outside sources of new subscribers or are unable to continue to market our service in the manner currently conducted, our subscriber levels may be affected adversely and our marketing expenses may increase.

We obtain a large portion of our new subscribers through incentive-based online marketing programs and through apps on video on demand services such as AppleTV, Amazon, Roku, and others. We engage third parties to solicit new subscribers through the use of banner ads, pop-under and pop-over placements, direct links and e-mails. We also have an active affiliate program by which third parties register with us and obtain particular advertisements from us for use on their websites or through other online marketing forums. In addition, we have engaged in various offline incentive-based marketing programs. These third parties may not continue to participate in our marketing programs if the programs do not provide sufficient value for their participation, our competitors offer better terms or the market for incentive-based advertising decreases. If we are unable to maintain or replace these sources of subscribers, our subscriber levels may be affected adversely and our cost of marketing may increase.

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If we are unable to continue our current marketing activities, our ability to attract new subscribers may be affected adversely.

We may not be able to continue to support the marketing of our service by mass e-mail or other online means if such activities are adverse to our business. Laws or regulations may be enacted which prohibit use of mass e-mails or similar marketing activities. Even if no relevant law or regulation is enacted, we may discontinue use or support of these activities if we become concerned that subscribers or potential subscribers deem them intrusive or they otherwise adversely affect our goodwill and brand.

Following the offering, we may need additional capital, and we cannot be sure that additional financing will be available.

Historically, we have funded our operating losses and capital expenditures through proceeds from private equity and debt financings from our officers. Although we currently anticipate that the proceeds of this offering, together with our available funds and cash flow from operations, will be sufficient to meet our cash needs for the foreseeable future, we may require additional financing. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our stockholders may experience dilution.

Any significant disruption in service on our website or in our computer systems could result in a loss of subscribers.

Subscribers and potential subscribers access our service through our website or through an app on a video on demand services such as AppleTV or Amazon FireTV, where the title selection process is integrated with our delivery processing systems and software. Our reputation and ability to attract, retain and serve our subscribers is dependent upon the reliable performance of our website, our app, network infrastructure and fulfillment processes. Interruptions in these systems could make our website unavailable and hinder our ability to fulfill selections. Service interruptions or the unavailability of our website or app could diminish the overall attractiveness of our subscription service to existing and potential subscribers.

Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website, app, or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our communications hardware and the computer hardware used to operate our website and app are hosted at the facilities of a third party provider. Problems faced by our third party web hosting provider, with the telecommunications network providers with whom it contracts or with the systems by which it allocates capacity among its subscribers, including us, could impact adversely the experience of our subscribers. Any of these problems could result in a loss of subscribers.

15

We currently license our technology and our content. If something were to happen to our license agreements, our business may shut down.

We currently license technology and content from our affiliated company, Oi2 Media Corp. Oi2 Media Corp. offers similar content and technology to other businesses. Oi2Go Media Technologies intends to offer that same content to consumers. However, in the event that Oi2 Media Corp. does not honor our agreements or decides not to renew such agreements, our business may be significantly harmed which could affect shareholder investment and share value.

The loss of one or more of our key personnel, or our failure to attract, assimilate and retain other highly qualified personnel in the future, could seriously harm our existing business and new service developments.

We depend on the continued services and performance of our key personnel, including Anthony Michael Hernandez, our Chief Executive Officer, President and Chairman of the Board; and Guy Pizzi, our Chief Financial Officer.

In addition, much of our key technology and systems are custom made for our business by our personnel so that the loss of our key technology personnel could disrupt the operation of our title selection and fulfillment systems and have an adverse effect on our ability to grow and expand our systems.

Anthony Michael Hernandez will not dedicate his full working hours to our operations as he also services as CEO for our related entity, Oi2 Media Corp.

Anthony Michael Hernandez will be unable to dedicate his full working hours to our operations. It is expected he will dedicate half of his working hours to our operations. Mr. Hernandez also serves as CEO of our related operation from which we license certain rights. Oi2 Media Corp. does not compete with us as it is a B2B (business to business operation) whereas we are a B2C (business to consumer operation).

Privacy concerns could limit our ability to leverage our subscriber data.

In the ordinary course of business, and in particular, in connection with providing our personal movie recommendation service, we collect and utilize data supplied by our subscribers. We currently face certain legal obligations regarding the manner in which we treat such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users’ browsing and other habits. Increased regulation of data utilization practices, including self-regulation, as well as increased enforcement of existing laws could have an adverse effect on our business.

16

Our reputation and relationships with subscribers would be harmed if our billing data were to be accessed by unauthorized persons.

To secure transmission of confidential information obtained by us for billing purposes, including subscribers’ credit card data, we rely on licensed encryption and authentication technology. In conjunction with the credit card companies, we take measures to protect against unauthorized intrusion into our subscribers’ credit card and other data. If, despite these measures, we experience any unauthorized intrusion into our subscribers’ data, current and potential subscribers may become unwilling to provide the information that is necessary for them to become subscribers, and our business could be affected adversely. Similarly, if a well-publicized breach of the consumer data security of any other major consumer website were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions, which could adversely affect our business.

In addition, because we obtain subscribers’ billing information on our website, we do not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent we do not obtain cardholders’ signatures, we are liable for fraudulent credit card transactions, even where the associated financial institution approves payment of the orders. We do not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm our business and results of operations.

Our relationship with subscribers and credit card companies could be harmed if our billing software fails.

Problems with our billing software may have an adverse effect on our subscriber satisfaction and may cause one or more of the major credit companies to disallow our continued use of their payment products. In addition, if our billing software fails and we fail to bill subscribers our cash flow and results of operations will be affected adversely.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by our competitors, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights.

If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to subscribers and potential subscribers may become confused in the marketplace and our ability to attract subscribers may be adversely affected.

17

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our website, title selection processes and marketing activities.

Trademark, copyright, patent and other intellectual property rights are important to us and other companies. Our intellectual property rights extend to our technology, business processes and the content on our website. We use the intellectual property of third parties in merchandising our products and marketing our service through contractual and other rights. If there is any claim against us for infringement, misappropriation, misuse or other violation of third party intellectual property rights, and we are unable to obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices, as appropriate, on a timely basis, our business and competitive position may be affected adversely. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not exhaustively searched patents relative to our technology. We may be accused of infringing certain of these patents. In addition, other parties may assert infringement or unfair competition or other intellectual property claims against us that could relate to any aspect of our technology, business processes, merchandizing and marketing activities or our intellectual property rights. We cannot predict whether third parties will assert claims of infringement against us, the subject matter of any of these claims or whether these assertions or prosecutions will adversely affect our business. If we are forced to defend ourselves against any of these claims, whether they are with or without merit or are determined in our favor, we may face costly litigation, diversion of technical and management personnel, inability to use our current website or inability to market our service or merchandise our products. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements adjust our merchandizing or marketing activities or take other action to resolve the claims. These actions, if required, may be unavailable on terms acceptable to us, costly or unavailable.

If we are unable to protect our domain names, our reputation and brand could be affected adversely.

We currently hold various domain names relating to our brand, including Oi2Go.com. Failure to protect our domain names could affect adversely our reputation and brand, and make it more difficult for users to find our website and our service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

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Because our business is accessed over the Internet, if the Internet infrastructure is not developed or maintained, we could lose subscribers.

The Internet may not become a viable commercial marketplace for many potential subscribers due to inadequate development of network infrastructure and enabling technologies that address consumer concerns about:

•	network performance;

•	security;

•	reliability;

•	speed of access;

•	ease of use, and

•	bandwidth availability.

 

The Internet has experienced a variety of outages and delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could frustrate public use of the Internet, including use of our website offerings. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to governmental regulation.

If we become subject to liability for the Internet content that we publish or upload from our users, our results of operations would be affected adversely.

As a publisher of online content, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on the nature and content of materials that we publish or distribute. We also may face potential liability for content uploaded from our users in connection with our community-related content or movie reviews. If we become liable, then our business may suffer. Litigation to defend these claims could be costly and harm our results of operations. We cannot assure you that we are adequately insured to cover claims of these types or to indemnify us for all liability that may be imposed on us.

We may need to change the manner in which we conduct our business, or incur greater operating expenses, if government regulation of the Internet or other areas of our business changes or if consumer attitudes toward use of the Internet change.

The adoption or modification of laws or regulations related to the Internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

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The manner in which Internet and other legislation may be interpreted and enforced cannot be precisely determined and may subject either us or our customers to potential liability, which in turn could have an adverse effect on our business, results of operations and financial condition. The adoption of any laws or regulations that adversely affect the popularity or growth in use of the Internet could decrease the demand for our subscription service and increase our cost of doing business.

In addition, if consumer attitudes toward use of the Internet change, consumers may become unwilling to select their entertainment online or otherwise provide us with information necessary for them to become subscribers. Further, we may not be able to effectively market our services online to users of the Internet. If we are unable to interact with consumers because of changes in their attitude toward use of the Internet, our subscriber acquisition and retention and operating results may be affected adversely.

Risks Related to this Offering

Our officers and directors and their affiliates will exercise significant control over Oi2Go Media Technologies.

Currently, our CEO owns 100% of the outstanding shares of stock. Mr. Hernandez, and other insiders, may have individual interests that are different from yours and will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. It should also be noted that the shares for sale in this Offering have no voting rights and shareholders will not be able to vote on any matter for the foreseeable future.

Provisions in our charter documents and under Florida law could discourage a takeover that stockholders may consider favorable.

Following this offering, our charter documents may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they will:

•	authorize our board of directors, without stockholder approval, to issue up to 1,000,000 shares of undesignated preferred stock;

•	provide for a classified board of directors;

•	prohibit our stockholders from acting by written consent;

•	establish advance notice requirements for proposing matters to be approved by stockholders at stockholder meetings; and

•	prohibit stockholders from calling a special meeting of stockholders.

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Financial forecasting by us and financial analysts who may publish estimates of our financial results will be difficult because of our limited operating history, and our actual results may differ from forecasts.

Due to our limited operating history, it is difficult to accurately forecast our revenues, gross profit, operating expenses, number of paying subscribers, and other financial and operating data. The inability by us or the financial community to accurately forecast our operating results could cause our net losses in a given quarter to be greater than expected, which could cause a decline in the trading price of our common stock. We have a limited amount of meaningful historical financial data upon which to base our planned operating expenses. Our current and forecasted expense levels are based on our operating plans and estimates of future revenues, which are dependent on the growth of our subscriber base and the demand for music content by our subscribers, as well as advertising revenue from sponsors and music video ad revenue. As a result, we may be unable to make accurate financial forecasts or to adjust our spending in a timely manner to compensate for any unexpected shortfalls in revenues. We believe that these difficulties in forecasting are even greater for financial analysts that may publish their own estimates of our financial results.

There is no market for our stock and for the foreseeable future, it is unlikely one will develop.

Prior to this offering, there has been no public market for shares of our common stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

The market prices of the securities of Internet and technology-related companies have been extremely volatile. The price at which our common stock will trade after this offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control:

•	variations in our operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•	announcements of developments affecting our business, systems or expansion plans by us or others;

•	market volatility in general; and

•	the operating results of our competitors.

As a result of these and other factors, investors in our common stock may not be able to resell their shares at or above the initial offering price.

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In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

We do intend to eventually list on an exchange such as the NASDAQ or OTCQB. The OTCQB can be highly illiquid. There is no guarantee we will ever be able to list our securities. Investors should view an investment in our stock as a long-term investment.

We have no intention to pay cash dividends on our common stock for the foreseeable future.

We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends for the foreseeable future. Therefore, you possibly will not receive any return on an investment in our common stock unless you sell your common stock for a price greater than which you paid for it.

Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.

There is no current public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the shares in this offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this offering.

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An investment in the shares is speculative and there can be no assurance of any return on any such investment

An investment in the Company’s shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered

Since the Company is offering the shares on a “best efforts” basis, there is no assurance that the Company will sell enough shares to meet its capital needs. If you purchase shares in this offering, you will do so without any assurance that the Company will raise enough money to satisfy the full use of proceeds to Company which the Company has outlined in this offering circular or to meet the Company’s working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise

There is no assurance that the maximum amount of shares in this offering will be sold. If the maximum offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this offering.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future, so any return on investment may be limited to the value of our shares

We have never paid cash dividends on our shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company may not be able to obtain additional financing

Even if the Company is successful in selling the maximum number of shares in the offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this offering.

23

An investment in the Company's shares could result in a loss of your entire investment

An investment in the Company's shares offered in this offering involves a high degree of risk and you should not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance the Company will be able to pay distributions to shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to be made.

There is no public trading market for the Company's shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s non-voting common stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the company must file an application on form 211 with, and receive the approval by, the financial industry regulatory authority (“FINRA”) of which there is no assurance, before active trading of the company’s securities could commence. If the company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’S automated quotation system, or NASDAQ stock market. Prices for securities traded solely on the pink sheets may be difficult to obtain and holders of the shares and the company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ shares may be registered on a FORM S-1 registration statement with the securities and exchange commission in the future, there is absolutely no assurance that shares could be sold under rule 144 or otherwise until the company becomes a current public reporting company with the securities and exchange commission and otherwise is current in the company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

24

Should our securities become quoted on a public market, sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline

Should a market develop and our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because the Company does not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Company has made assumptions in its projections and in forward-looking statements that may not be accurate

The discussions and information in this offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this offering circular or in other reports issued by us or by third-party publishers.

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Investors in this offering will experience immediate and substantial dilution

Due to our significant accumulated deficit, investors in this offering will suffer immediate and substantial dilution, The shareholders will have paid approximately 100% of the total consideration for our outstanding shares. It is expected that the shareholders will suffer even further dilution if the Company elects to issue shares to officers and directors in exchange for services. See “Dilution.”

The Company has significant discretion over the net proceeds of this offering

The Company has significant discretion over the net proceeds of this offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The offering price for the type of stock has been determined by the Company

The price at which the shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the shares or the price that may be realized upon disposition of the shares.

You should be aware of the long-term nature of this investment

There is not now, and likely will not be in the near future, a public market, for the shares. Because the shares have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be effected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the offering nor the securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company

The Company also has relied on exemptions provided by regulation a of the jobs act from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

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The shares in this offering have no protective provisions.

The shares in this offering have no protective provisions. As such, you will not be afforded protection, by any provision of the shares or as a shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the shares being offered do not provide you with any protection. In addition, there are no provisions attached to the shares in the offering that would permit you to require the Company to repurchase the shares in the event of a takeover, recapitalization or similar transaction.

The shares in this offering are subject to a right of first refusal under certain circumstances.

The shares in this offering are subject to a right of first refusal. Until the shares are listed on an exchange and made available for trading, no shareholder shall sell, assign, pledge or in any manner transfer any of the shares of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who then shall have the right to purchase the shares from the shareholder, subject to certain limitations. For ten (10) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. There for there is a risk that the shareholder may not be able to sell its shares at all and potentially lose the opportunity to sell to a bona fide purchaser if the Company delays its option to purchase. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Company’s bylaws.

You will not have a vote or influence on the management of the Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this form 1-a, offering circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $50,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $49,500,000 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to secure the final location where we will establish our lab, undertake setting it up and then immediately commence full blown research and development activities. The Company plans to develop its app, content for the app, marketing efforts, entering into agreements with talent and celebrities. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

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	10%	25%	50%	75%	100%
Shares Sold	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses(1)	$500,000	$500,000	$500,000	$500,000	$500,000
Selling Commissions & Fees(2)	$50,000	$125,000	$250,000	$375,000	$500,000
Net Proceeds	$4,450,000	$11,875,000	$24,250,000	$36,625,000	$49,000,000
Marketing	$1,112,500	$3,562,500	$7,275,000	$10,987,500	$14,700,000
Acquisitions (2)	$2,025,000	$6,057,500	$13,395,000	$21,975,000	$29,400,000
Salaries and Wages	$682,500	$1,250,000	$2,000,000	$2,000,000	$2,000,000
Rent	$60,000	$100,000	$125,000	$125,000	$125,000
Office Expense	$25,000	$35,000	$35,000	$35,000	$35,000
Furniture; Fixtures	$15,000	$25,000	$25,000	$25,000	$25,000
Travel	$15,000	$25,000	$25,000	$25,000	$25,000
Utilities	$70,000	$100,000	$125,000	$125,000	$125,000
Computers & Software	$35,000	$50,000	$50,000	$50,000	$50,000
Licenses	$5,000	$10,000	$10,000	$10,000	$10,000
Insurance	$50,000	$100,000	$100,000	$100,000	$100,000
Legal and Accounting	$55,000	$60,000	$85,000	$85,000	$85,000
Working Capital	$300,000	$500,000	$1,000,000	$1,082,500	$2,320,000
Total Use of Net Proceeds	$4,450,000	$11,875,000	$24,250,000	$36,625,000	$49,000,000
Total Use of Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

_______________

(1)	We believe marketing expenses, legal expenses, upload costs, audit expenses, and other expenses related to the Offering will amount to approximately $500,000.

(2)	We intend to acquire certain media and entertainment assets such as films and shows for content for our platform.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the Company. The Company intends to engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. The Company has not yet entered into any agreements with a broker-dealer.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 100% of the total outstanding shares of stock of the Company.

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DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 100% of the total Shares of stock of the Company outstanding, but it is expected that the Company will issue shares to officers and directors in exchange for services which will result in greater dilution to the shareholders. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Non-Voting Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

	100%	75%	50%	25%	10%
Net Tangible Assets	$50,000,000.00	$30,000,000.00	$20,000,000.00	$10,000,000.00	$4,000,000.00
Offering Expenses	$500,000.00	$500,000.00	$500,000.00	$500,000.00	$500,000.00
Net Tangible Assest Less Offering Expenses	$49,500,000.00	$29,500,000.00	$19,500,000.00	$9,500,000.00	$3,500,000.00
Shares Sold Under this Offering	5,000,000	3,750,000	2,500,000	1,250,000	500,000
Total Shares After Offering	5,000,000	3,750,000	2,500,000	1,250,000	500,000
Previous Net Tangible Value	$0.00000	$0.00000	$0.00000	$0.00000	$0.00000
Book Value per Share After Offering	$9.90	$7.87	$7.80	$7.60	$7.00
Increase to Old Shareholders	$9.90	$7.87	$7.80	$7.60	$7.00
Change in Value	$0.10	$2.13	$2.20	$2.40	$3.00
Percentage Dilution	1.00%	21.33%	22.00%	24.00%	30.00%

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PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $50,000,000 in Shares of our Non-Voting Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Funds tendered by investors will be kept in an account at XXXXX bank in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Oi2Go Media Technologies, Inc.”. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in the account at XXXXX Bank will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the Closing Date if the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Non-Voting Common Stock was authorized as of December 31, 2017 and issued by the Company.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.Oi2Go.com, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.Oi2Go.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

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The Company intends to engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1. Accept investor data from the Company;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements,

8. Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

Funds will be deposited in an account and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this offering should be made directly to the Company.

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This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Non-Voting Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 25 Shares of Non-Voting Common Stock in the cumulative principal amount of $250.00. All subscription checks should be sent directly to the Company at 7343 W. Sand Lake Road, Unit 311, Orlando, FL 32819. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

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DESCRIPTION OF THE BUSINESS

Overview

Oi2Go Media Technologies, Inc. (“Oi2Go”) is creating a 21st century information and entertainment experience for Latinos everywhere. Oi2Go is building a place where Hispanics worldwide, extending beyond the twenty-one Spanish-speaking countries, may feel a cultural connection to content while engaged in the most sophisticated viewer interactive experience anywhere. Oi2Go plans to achieve this goal by developing and acquiring the latest in audience interactive content and technology with an aim to fulfill the needs of American-Latino culture. Oi2Go shall grow its presence via organic growth and strategic acquisitions that will add to its strong branded presence in the marketplace. Oi2Go looks to provide Direct-To-Consumer Content Subscription and On Demand Content Services. To this end, the Company looks to the successful completion and launch of our Company’s own content software application utilizing the funds from this Offering. We plan to engineer the Oi2Go branded application be a full cross-platform accessible software application that will be made available on most mobile devices, media enabled set-top boxes and connected devices, as well as, other available distribution outlets in an effort to accommodate various consumer behaviors as it relates to content consumption.

We have licensed content from an affiliated company, Oi2 Media Corporation to provide a wide offering of content products available to consumers including but not limited to live and linear broadcast and cable television networks, on demand prime time television shows, pay-per-view and purchase options for films/movies, and hundreds of audio channels in a wide variety of genres and formats.

Oi2 Media Corporation is an affiliated company. Our CEO, Anthony Michael Hernandez also serves as the CEO of Oi2 Media Corporation. Oi2Go Media Technologies, however, is its own separate entity with other anticipated shareholder interests and different vision. Oi2 Media Corp intends to provide marketing and advertising sales services for Oi2Go as part of its agreement.

OI2 Media Corp offers technology infrastructure for Oi2Go.  It also provides executive management, office back office administrative support, marketing services to help build Oi2Go product awareness, and has an operating company that will assist in monetizing advertising support content availability.

The content product offerings for this business shall derive revenues from active consumer subscriptions of content, as well as, per instance or pay-per-view and on demand offerings that require the consumer to pay using a bank credit or debit card per transaction.

The Company intends to target an American-Latino target audience that will be able to have a culturally relevant experience that resonates both socially and economically to the consumer. By offering discounted movies and television offerings (versus bundled, over-charging, cable TV fees), vast catalogue of movies and TV Shows in both English and Spanish, as well as radio and music experience, to cater to a vast audience within the American Latino community. Most engaging will be culturally relevant movies that appeal to American Latino passion.

Oi2Go is an American-Latino centric version of a “Netflix” that also adds music and radio: Latino passion is driven by music. Music channels and live and pre-recorded music driven events will form a key part of our original content.

Origins of the Company

The Company was started by the founders and officers of Oi2 Media Corporation. Oi2 Media Corporation is an affiliated company from which the Company licenses its content and technology. Although Oi2 Media Corporation does not directly own the Company or hold it as a subsidiary, the relationship is not competitive: while Oi2 Media Corporation services a business to business marketplace, Oi2Go looks to services the consumer market.

The Types of Services Offered by Oi2 Media Corporation

Oi2 Media Corporation operates three main specific segments of business. These are the following: (1) Broadcast and Digital Content Syndication to media distribution affiliated companies and (2) Direct-To-Consumer content subscription and on demand content services. Each are dependent on some common variables including brand recognition and reinforcement, ability to adequately market our services, and the continued use of available technology tools to enable efficient growth and management of the business. We operated and derive revenues for the aforementioned areas of businesses mentioned herein as follows:

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(1)  Broadcast and Digital Content Syndication:

a.	This business relies on the continued increase of content offerings into the marketplace offered to media companies in both the broadcast and digital media space

b.	There’s a heavy reliance factor on the levels of audience, customer engagements, and ratings that determine the levels of participation that our content has

c.	The successful sale of advertising associated with our syndicated content depends to the aforementioned levels of active consumer engagements with our media affiliated partners

d.	Part of the business model is to license the content to these media entities that become our content affiliates

e.	The Company derives revenue from the sale of advertising offerings that are directly associated with the content products being syndicated to these media affiliated entities

Consumer On Demand Television Market

Consumer on-demand television (streamed television) is driven by when, where, and on what platform the consumer desires. This allows advertisers the opportunity to personalize and tailor-fit their advertisements, thereby optimizing offerings. This in turn will create a mass expansion of streaming television consumption. Today, television consumption is still restricted by non-streaming platforms. Oi2Go intends to offer the technology to power this transformation and capture the value associated with telco’s and media communications companies.

It is expected that digitally streamed television will surpass broadcast television before 2027. We believe that in 2018, digitally streamed advertising will surpass broadcast television advertising. Therefore, it is important that as a digital media and streaming content provider, that we increased and streamline digital advertising efficiency to target the right consumers. We must also create targeted advertising capabilities will determine the greatest opportunity for growth in the future.

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We believe that digital advertising is more efficient for advertising clients and has a steadier continuation of sustained growth (it is the principle source of revenue for Google and Facebook). Digital advertising, also called Internet advertising (“Internet marketing”) is when businesses leverage Internet technologies to deliver promotional advertisements to consumers. We believe that programmatic advertising is the fastest growth sector in advertising today, with technology as its driving force. We believe that programmatic buying is efficient and leads to more sophisticated and targeted advertising campaigns. Through programmatic advertising, buyers have access to the latest research and case studies on real-time bidding and data-driven creative.

Marketplace

The Addressable TV marketplace (with its capabilities based on digital video and big data) will grow progressively impulsing the consolidation between the Technology and Video Advertising business segments (AdTech) offering a higher exit potential via an IPO Nasdaq or acquisition.

Some of the market

Acquisition and Revenue is millions of dollars.

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Plan of Operations and Marketing Plan

The Company intends to offer Direct-To-Consumer Content Subscription and On Demand Content Services. The Company plans to utilize unsold media inventory from its broadcast and digital content syndication business to promote the Oi2Go App brand awareness and content product offerings in an aim to drive audiences to download or seek the application in the device of their choosing. The Company also plans to leverage its existing relationships with industry media affiliated partners that desire to bring awareness of their own content offerings in our Oi2Go App thus driving their consumer base to actively be incentive to download or seek the application in the device of their choosing. The Company is currently actively in deployment of a social media marketing initiative to bring awareness and drive incentives to consumers to actively download or seek the application in the device of their choosing. Oi2Go is currently working with a certain increasing number of “social media influencers” or well-known talents that have been incentivized by the Company to provide them with their own space to feature their branded content on the Oi2Go App. As such their main task is to drive their social media followers to actively pursue their respective featured content on the Oi2 App thus aiding in the increase of consumer downloads of the app and active user engagements.

Growth Strategy

To grow, it is our intent to acquire certain key existing Video on Demand platforms with a healthy base of subscribers that would be merged into one branded consumer offering, “Oi2Go.” We also intend to create original movies, tv series, and music that specifically caters to multiple generations of Latinos. Content will be offered in both English and Spanish. The Company projects significant content growth between 2018 and 2020. Oi2Go intends to become a leading agent in the consolidation of the Latino-American centric market between 2018 and 2020.

Oi2Go intends to continuously entering into licensing agreements to distribute the latest premium Hollywood films and next-day television shows. Oi2Go customers will be able to buy or rent the latest premium movie releases and next day TV. With on-demand access, Users can instantly stream content to all of their compatible devices, whether at home or on the go.

Revenue Streams

The Company expects to earn revenues from five different sources: advertising, subscriptions, live events, licensing, and transaction pay per view, video on demand services.

Advertising Revenue – The company looks to work with many of the world’s largest advertising networks and agencies and major brand sponsors to monetize our platform’s advertising-funded business model.

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Subscription Revenue – Our subscription model will include a premium subscription. Premium subscribers will have access to our premium channels (advertising free), pay-per-view specials, special live events (e.g., boxing and music concerts), a high definition (“HD”) quality signal for all channels (where available), and the ability to record a set number of hours of programs.

Live Event Revenue - We intend to generate revenue from the sale of tickets to live events. Incremental revenue will include merchandise sales, activations and branded sponsorship opportunities.

Licensing Revenue - Oi2Go has expressed an interest in acquiring an advanced digital facility that restores, archives and digitizes the large film libraries that we have acquired and now generate revenue by licensing these titles to platforms like Hulu and Netflix.

Transactional PPV-VOD Revenue - Oi2Go intends to generate material revenue from the sale, via VOD or Electronic Sell Through (EST), of mostly premium Hollywood films and television in the first “Digital Tier” window available from the major studios.

Strategic Relationships

The Company intends to enter into strategic relationships with celebrities, talent (such as producers of content), and influencers as a means to promote the services and content of Oi2Go. To this end, the Company has entered into an agreement with Luis Guzman, a Puerto Rican actor, to produce a small project for Mr. Guzman in exchange for promotion to the Company. Mr. Guzman’s compensation is also closely tied to the success to the Company as he has received stock in exchange for his promotion of the Company and its content and services.

The Company intends to enter into other similar relationships with other celebrities, talent, and influencers.

Geographic Territory

We intend to operate worldwide. Initially, we will look to deploy our services in the United States and in Latin American countries. We may then expand to other English and Spanish speaking countries worldwide. Our affiliated company, Oi2, currently has presence in 26 countries.

Milestones

June 2018 – Final approval for the Company’s Offering under Regulation A.

June 2018 – Ramp up of marketing efforts for offering under Regulation A. Marketing expenses for such an effort are estimated around $500,000 for the next 12-month period. Expenses will be expended as funds are raised. Expenses for the effort will be covered by the proceeds from the effort.

July 2018 - The Company expects to raise a minimum of $100,000 within the first month of fundraising efforts with the hope of raising $2,000,000.

July 2018 – hiring of additional personnel for website development. Website development costs are estimated at approximately $100,000 for the level of traffic, bandwidth, and functionality of a site like the proposed site for the Company.

August 2018- continue fundraising efforts. At this time, the Company expects to enter into agreements for the creation of original content for its platform (website). Initially, the Company intends on developing feature-length films and hopes to enter into agreements with well-known Latin actors and producers for such content. The Company expects that each film developed and produced will cost between $500,000 and $1,000,000, approximately.

October 2018 – By this time, the Company hopes to have raised at least $12,000,000. Such funds will be used for the hiring of personnel, website development, and production of original content for the platform (as stated above). Any other funds will be used to procure content from other sources through licensing and the acquisition of film libraries. The Company believes it will need a minimum of $5,000,000 to make worthwhile acquisitions. The more capital the Company has, the more content it will be able to procure for the platform.

November-December 2018 – the Company intends to launch the platform with a combination of original, purchased, and licensed content.

January 2019 – expansion of the Oi2Go platform through marketing efforts in other markets.

February 2019 – May 2019 – continued development of the website along with production of additional original content. It is expected that the platform will need to get into the habit of producing regular content, seasonally.

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Competition

The market for entertainment video is intensely competitive and subject to rapid change. We compete against other entertainment video providers, such as multichannel video programming distributors ("MVPDs"), internet-based movie and TV content providers (including those that provide pirated content), video gaming providers and DVD rental outlets and more broadly against other sources of entertainment that our members could choose in their moments of free time. We also compete against entertainment video providers in obtaining content that our members love, both for licensed streaming content and for original content projects.

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Seasonality

Our membership growth exhibits a seasonal pattern that reflects variations when consumers buy internet-connected screens and when they tend to increase their viewing. Our membership growth may be impacted by the release of certain high-profile original content. Internationally, we expect each market to demonstrate more predictable seasonal patterns as our service offering in each market becomes more established and we have a longer history to assess such patterns.

DESCRIPTION OF PROPERTY

The Company owns no real property. It currently occupies space within the Oi2 Media Corporation offices. With the proceeds from this Offering, the Company intends to procure appropriate office space as discussed in our section entitled “Use of Proceeds.”

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Shares thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended December 31, 2017 are derived from our audited financial statements.

As of December 31, 2017

TOTAL ASSETS	$170

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

Current Liabilities	$0

TOTAL LIABILITIES	$0

TOTAL SHAREHOLDER’S EQUITY	$170

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$170

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Oi2Go Media Technologies, Inc. (the “Company”) was formed on July 27, 2017 as a Florida Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Florida.

There are two classes of stock in the Company:

1. Voting Common Stock and

2. Non-Voting Common Stock.

The total number of shares of both classes of stock the Company is authorized to issue is 110,000,000 shares, 20,000,000 of which are Voting Common Stock and 90,000,000 of which are Non-Voting Common Stock. The Shares being sold in this Offering are all Non-Voting Common Stock.

Description of Rights of Classes of Stock

All Shares of Non-Voting Common Stock shall be identical and are non-voting (shall not be entitled to vote on any matter). The Shares to be issued pursuant to this Offering will be Non-Voting Common Stock. All holders of shares of Voting Common Stock (which are not being sold in this Offering) shall be identical and shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. All of the other terms (except for voting) of the Non-Voting Common Stock shall be identical to the Voting Common Stock, except for the right of first refusal that attaches to the Non-Voting Common Stock, as explained in this Offering Circular and in the Company’s Bylaws.

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Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock at some point in the future. Such preferred stock may have preference over the common stock in terms of dividends and voting.

Results of Operations

The period of July 27, 2017 (date of inception) to December 31, 2017

Revenue. Total revenue for the period from July 27, 2017 (date of inception) to December 31, 2017 was $0. July 27, 2017 (date of inception) to December 31, 2017 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from July 27, 2017 (date of inception) to December 31, 2017 were $0. Operating expenses for the period were comprised of the types of expenses shown in the USE OF PROCEEDS TO COMPANY chart above.

Net Loss. Net loss for the period from July 27, 2017 (date of inception) to December 31, 2017 was $0. This is equal to the Operating Expenses since there were no revenues during that start-up period.

The period from inception (July 27, 2017) to December 31, 2017

Revenue. Total revenue for the period ended December 31, 2017 was $0.

Operating Expenses. Operating expenses for the period December 31, 2017 were $0. Operating expenses were for selling, general and administrative expenses.

Net Loss. Net loss for the period ended December 31, 2017 was $0.

Liquidity and Capital Resources

The Company had net cash of $170 as of December 31, 2017.

During the period from July 27, 2017 (date of inception) to December 31, 2017, we used $0 of cash to cover the operating expenses.

During the period from July 27, 2017 (date of inception) to December 31, 2017, $170 of Company cash was used for either financing activities or investing activities and all capital needs were met by the founders.

Related Party Transactions

We have issued 17 shares of Voting Common Stock to our CEO, Anthony Michael Hernandez in exchange for $170.

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Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to launch our app, purchase and create content, marketing efforts, entering in new markets, and making strategic alliances.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the startup phase and have only recently launched the Company, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2017.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office
Executive Officers
Anthony Michael Hernandez	CEO, President, Secretary	46	July 27, 2017 to present

Gaetano Pizzi	CFO, Treasurer	48	July 27, 2017 to present

Directors

Antonio M. Hernandez	Chairman of the Board	69	July 27, 2017 to present

Anthony Michael Hernandez	Director	46	July 27, 2017 to present

Gaetano Pizzi	Director	48	July 27, 2017 to present

Ed Martin	Director	46	July 27, 2017 to present

Carl Dawson	Director	39	July 27, 2017 to present

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Mr. Antonio Hernandez, our Chairman of the Board of Directors and our CEO, Anthony Michael Hernandez are father and son.

Directors, Executive Officers and Significant Employees

As of the date of this filing, OI2GO has one full-time employee, Mr. Anthony Michael Hernandez who is not currently receiving a salary.

The number of business and direct research personnel hired by OI2GO will scale based upon funds raised in the offering and as operating needs warrant.

OI2GO business board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers and board members of OI2GO include:

Anthony Michael Hernandez – CEO

OI2GO Founder and CEO Anthony Michael Hernandez has more than 22 years of extensive experience in media, marketing and management. Since 2015, Anthony has headed Oi2 Media Corp as its Chief Executive Officer where he has co-founded and built the one of the largest Spanish language audio content syndication companies in the globe with over 1,700+ radio station affiliations in 26 countries, satellite radio channels, digital radio channels, and more.Co-founded and presently CEO of a fast-growing content programming and distribution media syndication company He has also served as member of the Board of Directors in 2016 for Viva Entertainment Group, Inc. in New York City. Between September 2008 and 2015, Michael served as CEO of Stardome Media Group, one of the largest Hispanic radio syndication companies in the world. He has owned and/or managed communications companies in the following businesses: broadcast & satellite television; radio; print; online; mobile media; event marketing; talent agent and management; strategic and tactical brand development. Anthony is experienced in media sales, business development, owning and operating media properties, content distribution, programming development, and TV & radio production and has significant expertise in negotiation of transactions and legal documentation. Mr. Hernandez is a co-organizer of the Spanish Broadcasters Association, a Hispanic media lobbying group in Washington DC. Mr. Hernandez has served as co-Chairman of the Finance Committee for the National Association of Multicultural Digital Entrepreneurs and is a Policy Committee Member of the Multicultural Media Telecommunications and Internet Council (“MMTC”) based in Washington DC. Mr. Hernandez has had the honor to serve in advisory committees to the Congressional Hispanic Caucus and the Federal Communications Commission and worked as a Hispanic Media Strategy and Acquisitions Advisor to Huntsman-Gay Global Capital. He has also worked as a U.S. Strategy and Acquisition Advisor to several European, Asian, and Latin American media companies.

Mr. Hernandez has extensive experience in media, marketing and management. His experience has extended between both film and radio syndication in both English and Spanish. Due to his 22 years of relevant industry experience, Mr. Hernandez has been asked to serve on the Board of Directors.

Gaetano Pizzi – Chief Financial Officer

Mr. Gaetano Pizzi has served as the Finance and Administration Manager for Stardome Advertising and Production since 2013. Prior to that, he served as an Area Accounting Manager for BBA Aviation since 2006. Mr. Pizzi holds an Masters in Business Administration from Rivier College. He also holds a Bachelor of Science from North Adams State College.

Mr. Pizzi has a Masters degree in Business and has served in financial capacities within the entertainment and advertising industries. For this reason, he has been asked to serve on the Board of Directors.

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Antonio M. Hernandez – Chairman of the Board of Directors

Antonio M. Hernandez serves both as the Chairman of the Board of Directors for both Oi2 Media Corp and Oi2Go Media Technologies, Inc. Mr. Hernandez as enjoyed a career in media in marketing that has spanned over 40 years. He co-founded the largest Spanish language radio network in the U.S. with close to 500 affiliate stations with compounded annual AD sales growth in five years of over 400%. He also co-founded and heads up U.S. direct response advertiser sales for Stardome Radio Networks representing over 45% of all its revenues. He has owned and/or managed communications companies in the following businesses: broadcast & satellite television; radio; print; online; talent agent and management; strategic and tactical brand development. Mr. Hernandez is experienced in media sales, business development, owning and operating media properties, content distribution, programming development, and TV & radio production. He has significant expertise in negotiation of transactions and legal documentation and also served as a television and commercial photography director and producer. Mr. Hernandez is the former owner and operator of multiple community oriented newsprint publications in Tampa Bay, FL. In the past, he served as an organizer of several Boy Scouts of America units in Puerto Rico.

Due to his extensive experience in media, marketing, the Spanish language radio market, and sales, Mr. Hernandez has been asked to serve as the Chairman of the Board of Directors.

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Ed Martin

Ed joined Oi2Go to engage in producing media and entertainment content for Oi2Go. Ed Martin, started his career in finance in 1991 as a Corporate Auditor. In 2000, he began line producing various independent film projects. Since 2001, various New York politicians have relied on Ed for his financial expertise as their Political Treasurer. Later that year, he made his transition to Film Production full time. He line produced and produced many music videos, commercials, short films, documentaries, TV shows and features films. He conducts lectures and seminars on Film Production, Line Producing and Film Distribution at Universities across the country and has been a filmmaking panelist for many industry agencies. Ed consults political campaigns and financial groups and is an active board member of several industry and non-profit organizations. Ed is the Chairman and Co-Founder of Joule Entertainment, a multi-faceted Entertainment Company specializing in the development, production and distribution of feature films and television shows. Ed with his company Joule Entertainment will assist Oi2Go with premium content & distribution.

Due to his experience in both the financial and entertainment fields, specifically film, Ed has been asked to join the board of the directors.

Carl Dawson

Carl joined the Oi2Go marketing department to engaged in TV, Radio & digital advertising, media buying and copy writing for Oi2Go. Carl has produced over 200 national TV, Radio & digital advertising campaigns which generated over 5 million real-time prospects collectively for various businesses. Mr. Dawson earned a B.A. degree in business, management and marketing from National University and an M.B.A. from the Keller Graduate School of Management. Mr. Dawson is a recipient of the Navy Achievement Medal.

Mr. Dawson has been asked to serve on the board of directors due to his experience in both traditional and digital advertising and marketing campaigns.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From July 27, 2017 to the date of this Offering, the Company has paid no compensation to its officers or directors. The Company may hire additional officers in the future and pay them directly and may choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Executive Officers
Anthony M. Hernandez	CEO, President and Secretary	$0	$0	$0
Gaetano Pizzi	CFO and Treasurer
Directors
Antonio M. Hernandez	Chairman of the Board	$0	$0	$0
Anthony M. Hernandez	Director	$0	$0	$0
Gaetano Pizzi	Director	$0	$0	$0
Ed Martin	Director	$0	$0	$0
Carl Dawson	Director	$0	$0	$0

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Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of five directors:

•	Anthony Michael Hernandez

•	Antonio M. Hernandez

•	Gaetano Pizzi

•	Ed Martin

•	Carl Dawson

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

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Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Florida law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Florida law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Florida law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Florida law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

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CAP TABLE ILLUSTRATING OFFICERS AND DIRECTORS VOTING AND NON-VOTING STOCK OUTSTANDING (12.31.2017)

Name and Position of Officer/Director	Voting Common Stock Shares Prior to Offering		Voting Common Stock Shares After Offering		Non-Voting Stock Shares Prior to Offering		Non-Voting Stock Shares After Offering
	QTY	%	QTY	%	QTY	%	QTY	%
Anthony Michael Hernandez, CEO and Director	17	100%	17	100%	0	0.0%	0	0.0%
New Shares In Offering	N/A	N/A	N/A	N/A	N/A	N/A	5,000,000	100.0%
Total Shares	17	100.0%	17	100.0%	0	0.0%	17	100.0%

CAPITALIZATION TABLE

The following table sets forth information regarding ownership by class of stock of our Voting Common Stock and Non-Voting Common Stock by all shareholders as of the date of this Regulation A offering.

Shareholder	Voting Common Issued	Non-Voting Issued	Non-Voting Options	Total	Voting Common and Non-Voting	Option Grants	Cumulative
Anthony Michael Hernandez	17			17

Total	17	0	0	17	100.00%	0.00%	100.00%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

The Company has issued 17 shares of Voting Common Stock in exchange for $170.

SECURITIES BEING OFFERED

The Company is offering Shares of its Non-Voting Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Non-Voting Common Stock shareholder shall not be entitled to vote. The Shares of Non-Voting Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Non-Voting Common Stock issued pursuant to this Offering Circular do not have voting rights, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

There is one other class of stock in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Non-Voting Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Non-Voting Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

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The minimum subscription that will be accepted from an investor is Two Hundred Fifty Dollars ($250.00) (the "Minimum Subscription"). A subscription for Two Hundred Fifty Dollars ($250.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There is a right of first refusal attached to the Non-Voting Common Stock in this Offering. Aside from this restriction, there are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Non-Voting Common Stock, provisions discriminating against any existing or prospective holder of the Non-Voting Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Non-Voting Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Non-Voting Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

The right of first refusal is defined in the Company’s Bylaws as follows:

Restrictions on Transfers of Shares. Until the Common Stock of the corporation is listed on an exchange and is made available for trading, no stockholder shall sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

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(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(b) For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

(c) In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(d) In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this Section provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section:

(i) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

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(ii) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Section.

(iii) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iv) A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(v) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(vi) A transfer by a stockholder which is limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Common Stock except in accordance with this Section.

(f) The provisions of this Section may be waived with respect to any transfer either by the corporation, upon duly authorized action of the Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Section may be amended or repealed only upon the express vote or written consent of the owners of a majority of the voting power of each outstanding class of voting securities of the corporation or by the duly authorized action of the Board of Directors.

(g) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

(h) The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934. These provisions of this Section shall also not apply to the corporation’s securities that are sold or granted to shareholders in any private placement or securities prior to the date securities of the corporation are first offered to the public pursuant to a Regulation A offering qualified by the United States Securities and Exchange Commission.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

  The financial statements included in this Offering and the registration statement have been audited by Spiegel Accountancy to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

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It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Non-Voting Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

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Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

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Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

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WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Non-Voting Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Non-Voting Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Oi2Go Media Technologies, Inc.

December 31, 2017

Audited Financial Statement

F-1

Oi2Go Media Technologies, Inc.

December 31, 2017

Page

Independent Auditors’ Report	F-3

Balance Sheet	F-4

Notes to Financial Statement	F-5-F-7

F-2

Independent Auditors’ Report

To the Member

Oi2Go Media Technologies, Inc.

Orlando, Florida

Report on the Financial Statement

We have audited the accompanying balance sheet of Oi2Go Media Technologies, Inc., a Florida C Corporation, as of December 31, 2017, and the related notes.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to Oi2Go Media Technologies, Inc.’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Oi2Go Media Technologies, Inc.’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Oi2Go Media Technologies, Inc. as of December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying financial statement has been prepared assuming that Oi2Go Media Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statement, Oi2Go Media Technologies, Inc.’s ability to commence operations will depend on its ability to obtain investor financing and commence operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty.

Pleasant Hill, California	Spiegel Accountancy Corp.
April 12, 2018	Certified Public Accountants

F-3

Oi2Go Media Technologies, Inc.
Balance Sheet
December 31, 2017

ASSET

Current Asset:
Cash	$170

Total Asset	$170

STOCKHOLDER’S EQUITY

Stockholder’s Equity
Voting Common Stock: No Par Value; 20,000,000 Shares Authorized; 17 Shares Issued and Outstanding	$170
Non-Voting Common Stock: No Par Value; 90,000,000 Shares Authorized; No Shares Issued and Outstanding	-

Total Liability and Stockholder’s Equity	$170

F-4

Oi2Go Media Technologies, Inc.

Notes to Financial Statement

December 31, 2017

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Oi2Go Media Technologies, Inc. (“Oi2Go” or the “Company”), was incorporated on July 27, 2017 in the state of Florida. The Company is creating a 21st century information and entertainment experience for Latinos everywhere. Oi2Go is building a place where Hispanics worldwide, extending beyond the twenty-one Spanish-speaking countries, may feel a cultural connection to content while engaged in the most sophisticated, viewer-interactive experience anywhere. Oi2Go plans to achieve this goal by developing and acquiring the latest in audience-interactive content and technology with an aim to fulfill the needs of the American-Latino culture throughout the United States. Oi2Go shall grow its presence via organic growth and strategic acquisitions that will add to its strong, branded presence in the marketplace. Oi2Go looks to provide direct-to-consumer content subscription and on-demand content services. To this end, the Company looks to the successful completion and launch of its own content software application utilizing the funds from its first round of funding. Oi2Go plans to engineer the Oi2Go branded application be a full, cross-platform accessible software application that will be made available on most mobile devices, media-enabled set-top boxes and connected devices, as well as other available distribution outlets in an effort to accommodate various consumer behaviors as it relates to content consumption.

Management’s Plan to Achieve Profitability

As of December 31, 2017, the Company did not generate any revenue nor incur any operating expenses. Management is in the process of seeking equity funding and commencing operations.

Basis of Presentation and Use of Estimates

The Company’s financial statement is prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets reported in the financial statement, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

F-5

Oi2Go Media Technologies, Inc.

Notes to Financial Statement

December 31, 2017

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Fair value measurements are further discussed in Note 4.

Income Taxes

The Company, with the consent of its Board, has elected to be a C Corporation under the Internal Revenue Code and a similar section of the state code.

Oi2Go’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2017, no income tax returns have been filed with federal, state and local governmental authorities.

NOTE 2 - COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that Oi2Go will successfully be able to generate equity financing or commence operations. Failure to secure equity financing or commence operations could adversely affect the Company’s ability to achieve it business objective and continue as a going concern.

F-6

Oi2Go Media Technologies, Inc.

Notes to Financial Statement

December 31, 2017

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. Oi2Go has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - FAIR VALUE MEASUREMENTS

Due to its short term nature, the carrying value of cash approximates its fair value at December 31, 2017.

NOTE 5 - VOTING AND NON-VOTING COMMON STOCK

Oi2Go has 110,000,000 shares authorized, of which 20,000,000 are comprised of voting common stock and 90,000,000 are comprised of non-voting common stock.

Description of Rights of Classes of Stock

All holders of shares of voting common stock shall be entitled to one vote per share. All shares of non-voting common stock shall not be entitled to vote on any matter. All of the other terms of the non-voting common stock shall be identical to the voting common stock, except for the right of first refusal by Oi2Go related to the sale of non-voting common stock, as explained in the Company’s bylaws.

At December 31, 2017, the Company has issued 17 shares of voting common stock.

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2017, there are no current matters that would have a material effect on Oi2Go’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 12, 2018, the date the financial statement was available to be issued, and there were no events to report.

F-7

PART III: EXHIBITS

Index to Exhibits

Description	Item Exhibit
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Licensing and Distribution Agreement	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 30, 2018.

Oi2Go Media Technologies, Inc.,

By:	/s/ Anthony Michael Hernandez
Anthony Michael Hernandez
Chief Executive Officer and Director (principal executive officer)
April 30, 2018

By:	/s/ Gaetano Pizzi
Gaetano Pizzi
Chief Financial Officer and Director (principal financial officer, principal accounting officer)
April 30, 2018

By:	/s/ Antonio M. Hernandez
Antonio M. Hernandez
Chairman of the Board of Directors
April 30, 2018

61

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Oi2Go Media Technologies, Inc.,

By:	/s/ Anthony Michael Hernandez
Anthony Michael Hernandez
Chief Executive Officer and Director (principal executive officer)
April 30, 2018

By:	/s/ Gaetano Pizzi
Gaetano Pizzi
Chief Financial Officer and Director (principal financial officer, principal accounting officer)
April 30, 2018

By:	/s/ Antonio M. Hernandez
Antonio M. Hernandez
Chairman of the Board of Directors
April 30, 2018

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